Exhibit 22. List of Subsidiaries of Networks North Inc. as at August 31, 1998

Name of Subsidiary(1)                            Jurisdiction of Incorporation
----------------------                           -----------------------------

B.C. Learning Connection, Inc.(2).............................British Columbia
Magic Lantern Communications Ltd.(3)....................................Canada
NTN Interactive Network Inc.............................................Canada
3484751 Canada Inc......................................................Canada
1113659 Ontario Ltd.(4)................................................Ontario
745695 Ontario Ltd.(5).................................................Ontario
Sonoptic Technologies Inc.(6)...........................................Canada
Interlynx Multimedia Inc.(7)...........................................Ontario
Interlynx International Inc.(8)........................................Ontario

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(1)   Unless otherwise indicated, all named entities are wholly-owned subsidiaries of Networks North Inc.
(2)   Wholly-owned subsidiary of 745695 Ontario Ltd.
(3)   Wholly-owned subsidiary of NTN Interactive Network Inc.
(4)   Partially-owned (50%) equity investment of Magic Lantern Communications
      Ltd.
(5)   Wholly-owned subsidiary of Magic Lantern Communications Ltd.
(6)   Majority owned (75%) subsidiary of Magic Lantern Communications Ltd.
(7)   Majority owned (51%) subsidiary of NTN Interactive Network Inc.
(8)   Majority owned (60%) subsidiary of Interlynx Multimedia Inc.


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